As filed with the Securities and Exchange Commission on July 8, 2003

Registration No. 333-33486

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVERY COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-2227079
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2700 Patriot Boulevard, Suite 150

Glenview, Illinois 60025

(Address of principal executive offices)

AVERY COMMUNICATIONS, INC.

1999 FLEXIBLE INCENTIVE PLAN

(Full title of the plan)

Thomas C. Ratchford

Avery Communications, Inc.

2700 Patriot Boulevard, Suite 150

Glenview, Illinois 60025

(Name and address of agent for service)

(847) 832-0077

(Telephone number, including area code, of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES

On March 29, 2000, Avery Communications, Inc., a Delaware corporation (“Avery”), filed a registration statement on Form S-8 (No. 333-33486) (the “Registration Statement”) to register 1,500,000 shares of Avery’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Avery Communications, Inc. 1999 Flexible Incentive Plan (the “Plan”).

In accordance with the undertaking contained in Item 9(a)(3) of the Registration Statement, Avery hereby requests that the Securities and Exchange Commission remove from registration any securities that were registered but unsold under the Registration Statement. Avery is requesting removal from registration of these shares because its obligation to maintain the effectiveness of the Registration Statement has ended.

Accordingly, Avery files this Post-Effective Amendment No. 1 to the Registration Statement to deregister the number of shares of the Common Stock covered by the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Avery certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on this 8th day of July, 2003.

AVERY COMMUNICATIONS, INC.

By:	/s/ THOMAS C. RATCHFORD
Thomas C. Ratchford Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	Title	Date

/s/ PATRICK J. HAYNES, III Patrick J. Haynes, III	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Dated: July 8, 2003

/s/ MICHAEL J. LABEDZ Michael J. Labedz	Director, President and Chief Operating Officer	Dated: July 8, 2003

/s/ THOMAS C. RATCHFORD Thomas C. Ratchford	Director, Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	Dated: July 8, 2003

/s/ ROBERT T. ISHAM, JR. Robert T. Isham, Jr.	Director	Dated: July 8, 2003

/s/ NORMAN M. PHIPPS Norman M. Phipps	Director	Dated: July 8, 2003

/s/ J. ALAN LINDAUER J. Alan Lindauer	Director	Dated: July 8, 2003

/s/ ADM. LEIGHTON W. SMITH Adm. Leighton W. Smith	Director	Dated: July 8, 2003